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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-3 dated May 22, 1998, of our report dated February 2, 1998, which is included in the December 31, 1997 annual report on Form 10-K of Donaldson, Lufkin & Jenrette, Inc., also incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.

                                             /S/ KPMG Peat Marwick LLP
                                             -------------------------

New York, New York
May 22, 1998